UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2021

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

As previously reported, on February 1, 2021, Wize Pharma, Inc. (the “Company” or “Wize”) lodged a Bidder’s Statement with the Australian Securities and Investments Commission to commence its off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares (the “Cosmos Shares”) of Cosmos Capital Limited, a digital infrastructure provider based in Sydney, Australia (“Cosmos”).

Cosmos informed the Company that, on February 15, 2021, Cosmos completed the issuance of convertible notes (the “Cosmos Convertible Notes”) with an aggregate principal amount of approximately US$21 million to several non-U.S. sophisticated or professional investors (the “Purchasers”). The Cosmos Convertible Notes are unsecured and shall initially be convertible into shares of Cosmos at a conversion price of AU$23.58 per share (equivalent to US$18.16), reflecting a pre-money valuation of Cosmos of approximately US$185 million. The Cosmos Convertible Notes will automatically convert to shares six months after the date of issuance. Cosmos is obligated to pay interest to the Purchasers on the outstanding principal amount of the Cosmos Convertible Notes at the rate of 8% per annum, payable on the conversion date, in cash or, at Cosmos’ option, in shares of Cosmos. Redemption of the Cosmos Convertible Notes occurs only if an insolvency event occurs in respect of Cosmos.

The Cosmos Convertible Notes also provide that, subject to, among other things, the consummation of the Offer before May 31, 2021, Cosmos will cause the Company to assume the Cosmos Convertible Notes by way of entering into an amended and restate convertible note on substantially the same terms as the Cosmos Convertible Note (the “Wize Convertible Notes”), except that, at such time, they shall be convertible, upon the earlier of six (6) months from the issuance of the Cosmos Convertible Notes and an uplisting of the common stock of the Company to Nasdaq, into shares of common stock of the Company at a conversion price of US$0.339 per share.

Cosmos plans to use the proceeds of the Cosmos Convertible Notes for the purchase of additional application-specific integrated circuit (ASIC) mining hardware, modular data centers, associated infrastructure and capital raising costs.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the form of the Wize Convertible Note. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the form of Cosmos Convertible Note attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Wize cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Wize will not consummate the transactions with Cosmos and the PIPE investors or, if Wize does consummate such transactions, that it will not receive the benefits Wize planned to achieve from such transactions; the possibility that Wize will enter into a transaction with respect to its LO2A business that will ultimately benefit holders of the CVRs; Wize’s expectations regarding the capitalization, resources and ownership structure of the post-closing combined company; the nature, strategy and focus of the post-closing combined company; the executive officer and board structure of the post-closing combined company; and the expectations regarding acceptance of the Offer by the Cosmos shareholders. More detailed information about the risks and uncertainties affecting Wize is contained under the heading “Risk Factors” included in Wize’s Annual Report on Form 10-K filed with the SEC on March 30, 2020, and in other filings that Wize has made and may make with the SEC in the future. Wize and/or Cosmos may not actually consummate the proposed transaction, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in Wize’s forward-looking statements, and one should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Wize undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Wize Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
Date: February 16, 2021	Title:	Chief Financial Officer

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